Charles Crocker Joins Conmed Healthcare Management, Inc. Board of Directors

Governor-Elect of Iowa, Terry E. Branstad, Stepping Down from Board

Hanover, Md. -- (BUSINESS WIRE)—November 18, 2010 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipality detention centers, today announced that Charles Crocker, Chairman and CEO of Crocker Capital, Inc., a private venture capital firm based in San Francisco, CA, has joined the Company’s Board of Directors, replacing governor-elect of Iowa, Terry E. Branstad, who resigned on November 15, 2010. Governor-elect Branstad has served on the Board of Directors of Conmed since March 2007.

Mr. Crocker was the Chief Executive Officer of the Custom Sensors and Technologies Division of Schneider Electric SA, a global French conglomerate, until January 2006.  Mr. Crocker was the Chairman and Chief Executive Officer of BEI Technologies, Inc., a diversified technology company, from March 2000 until October 2005, when it was acquired by Schneider Electric.  Mr. Crocker served as Chairman, President and Chief Executive Officer of BEI Electronics, Inc. from October 1995 to September 1997, at which time he became Chairman, President and Chief Executive Officer of BEI Technologies, Inc.  He has served as a director of Teledyne Technologies Incorporated since 2001, and a director of Franklin Resources, Inc. since 2003, and its subsidiary, Fiduciary Trust International. Mr. Crocker has been Chairman of the Board of Children’s Hospital in San Francisco, Chairman of the Hamlin School’s Board of Trustees and President of the Foundation of the Fine Arts Museums of San Francisco.  Mr. Crocker received a B.S. degree from Stanford University and an M.B.A from the University of California, Berkeley.

"Charles Crocker’s background in founding and growing small companies, his public-company experience in the medical field, and his leadership talents including at the board-level, combine to make him an ideal choice for Conmed’s Board of Directors,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed. “Additionally, Charlie and certain members of Conmed’s management team worked together at BEI Medical Systems, which ultimately, under this leadership delivered successful results for BEI Medical Systems’ shareholders. We are extremely grateful to Governor-elect Terry Branstad for the knowledge and wisdom that he shared with senior management while he was on our Board over the last three and one-half years. We thank him for his service and wish him well as he takes the oath of office and returns his professional focus to serving the State of Iowa as its governor beginning in January 2011.”

“Conmed has an unwavering commitment to its customers and a strong business proposition as a turnkey provider of outsourced healthcare services,” commented Mr. Crocker. “They have built a strong brand that reflects a commitment to providing the quality and standard of care and I look forward to helping them leverage long-term growth opportunities and increase shareholder value.”

About Conmed

Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements

This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 646-415-8972
peter@haydenir.com

###